EXHIBIT A
                                                                           DRAFT
                                                                         1/25/00

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "Plan") is made as of this ____ day of _____________, 2000 by and between Countrywide Strategic Trust ("Strategic Trust") for itself and on behalf of its series which are the subject of this Plan and are set forth below (hereinafter, collectively the "Acquiring Funds" or individually an "Acquiring Fund"), and Touchstone Series Trust ("Touchstone Trust ") for itself and on behalf of its series which are the subject of this Plan and are set forth below (hereinafter, collectively the "Acquired Funds" or individually an "Acquired Fund").

     This Plan governs the proposed issuance of shares of each Acquiring Fund in exchange for all of the assets and liabilities of the specific Acquired Fund set forth opposite the name of that Acquiring Fund in the table below.

Acquiring Funds                           Acquired Funds
---------------                           --------------

Countrywide Emerging Growth Fund          Touchstone Emerging Growth Fund
Countrywide International Equity Fund     Touchstone International Equity Fund
Countrywide Value Plus Fund               Touchstone Value Plus Fund
Countrywide Value Plus Fund               Touchstone Growth & Income Fund

     This Plan is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). A reorganization (each a "Reorganization") will comprise the transfer of all of the assets of an Acquired Fund to the corresponding Acquiring Fund in exchange solely for such corresponding Acquiring Fund's shares and the assumption by the Acquiring Fund of certain liabilities of the corresponding Acquired

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Fund, and the constructive  distribution  after the Closing Date (as hereinafter defined) of such shares to the shareholders of the corresponding Acquired Fund in liquidation of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Plan.

     WHEREAS, Strategic Trust and Touchstone Trust are each (a) a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and (b) registered as an open-end series investment company under the Investment Company Act of 1940, as amended( the "1940 Act"); and each Acquired Fund owns securities which generally are assets of the character in which the corresponding Acquiring Fund is permitted to invest; and

     WHEREAS, effective as of the Closing Date, the shares of beneficial interest of each Acquiring Fund will consist of two separate classes, designated as Class A shares of beneficial interest ("Class A") and Class C shares of beneficial interest ("Class C"). The shares of each class of each Acquiring Fund (the "Acquiring Class") that the Acquiring Fund will issue to the shareholders of the corresponding Acquired Fund class (the "Corresponding Acquired Class") are set forth in the Corresponding Classes Table in Schedule A; and

     WHEREAS the Board of Trustees of Touchstone Trust has determined that an exchange of all of the assets of each Acquired Fund for shares of the corresponding Acquiring Fund and the assumption of the liabilities of such Acquired Fund by the corresponding Acquired Fund is in the best interests of each Acquired Fund's Shareholders (as defined below) and that the interests of the existing shareholders of each Acquired Fund will not be diluted as a result of this transaction; and

     WHEREAS, the execution, delivery and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action on the part of Strategic Trust and Touchstone Trust, respectively, and this Plan constitutes a valid and binding obligation of each

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of the parties hereto  enforceable in accordance with its terms,  subject to the requisite approval of the shareholders of each Acquired Fund.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

     1. Transfer of Assets and Liabilities of Each Acquired Fund to the Corresponding Acquiring Fund in Exchange for Such Corresponding Acquiring Fund's Shares; Liquidation of the Acquired Funds.

          1.1 Transfer and Exchange of Assets for Shares. Subject to the requisite approval of the shareholders of each Acquired Fund and to the other terms and conditions set forth herein and on the basis of the representations and warranties contained herein, each of the Touchstone Emerging Growth Fund, Touchstone International Equity Fund, Touchstone Value Plus Fund and Touchstone Growth & Income Fund series of Touchstone Trust shall transfer to each of Countrywide Emerging Growth Fund, Countrywide International Equity Fund, Countrywide Value Plus Fund and Countrywide Value Plus Fund series of Strategic Trust, respectively, and each of Countrywide Emerging Growth Fund, Countrywide International Equity Fund, Countrywide Value Plus Fund and Countrywide Value Plus Fund series of Strategic Trust shall acquire from each of Touchstone Emerging Growth Fund, Touchstone International Equity Fund, Touchstone Value Plus Fund and Touchstone Growth & Income Fund series of Touchstone Trust, respectively, as of the Closing Date, all of the Assets (as hereinafter defined)
(a) of the Touchstone Emerging Growth Fund in exchange for that number of Acquiring Class shares of Countrywide Emerging Growth Fund determined in accordance with Section 2.2 hereof and the assumption by Countrywide Emerging Growth Fund of the Liabilities (as hereinafter defined) of the Touchstone Emerging Growth Fund, (b) of the Touchstone International Equity Fund in exchange for that number of Acquiring Class shares of the

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Countrywide  International Equity Fund determined in accordance with Section 2.2 hereof, and the assumption by the Countrywide International Equity Fund and of the Liabilities of the Touchstone International Equity Fund, (c) of the Touchstone Value Plus Fund in exchange for that number of Acquiring Class shares of the Countrywide Value Plus Fund determined in accordance with Section 2.2 hereof, and the assumption by Countrywide Value Plus Fund of the Liabilities of the Touchstone Value Plus Fund, and (d) of the Touchstone Growth & Income Fund in exchange for that number of Acquiring Class shares of the Countrywide Value Plus Fund determined in accordance with Section 2.2 hereof, and the assumption by the Countrywide Value Plus Fund of the Liabilities of the Touchstone Growth & Income Fund. Such transactions shall take place at the closing provided for in
Article 3 of this Plan (the "Closing").

          Touchstone Trust will (a) pay or cause to be paid to Strategic Trust any interest received on or after the Closing Date with respect to the Assets of each Acquired Fund and (b) transfer to Strategic Trust any distributions, rights, stock dividends or other property received by Touchstone Trust after the Closing Date as distributions on or with respect to the Assets of each Acquired Fund. Any such interest, distributions, rights, stock dividends or other property so paid or transferred or received directly by Strategic Trust shall be allocated by Strategic Trust to the account of the Acquiring Fund and the Acquiring Class that acquired the Assets to which such property relates.

          1.2 Description of Assets to be Acquired. The assets of each Acquired Fund to be acquired by each Acquiring Fund shall consist of all property, including without limitation, all cash, cash equivalents, securities, commodities and future interests, receivables (including interest or dividends receivable), any claims or rights of action or rights to register shares under applicable securities laws, and other property owned by each Acquired Fund and any deferred or

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prepaid  expenses  shown as an asset on the books of each  Acquired  Fund at the
Effective Time (the "Assets").

          1.3 Liabilities to be Assumed. Each Acquiring Fund shall assume from the corresponding Acquired Fund all liabilities, expenses, costs, charges and reserves of such Acquired Fund of whatever kind or nature, whether absolute, accrued, contingent or otherwise, whether or not arising in the ordinary course of business, whether or not determinable as of the Effective Time and whether or not specifically referred to in this Plan; provided, however, that it is understood and agreed by the parties hereto that each Acquired Fund will utilize its best efforts to discharge all of its known debts, liabilities, obligations and duties (the "Liabilities") prior to the Effective Time.

          1.4 Liquidation of Each Acquired Fund. As provided in Section 3.3 of this Plan, as soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), Touchstone Trust will effect the termination and liquidation of each Acquired Fund in the manner provided in its Declaration of Trust and in accordance with applicable law. On the Closing Date, each Acquired Fund will distribute pro rata to its shareholders of record, determined as of the close of business on the Valuation Date (the "Acquired Fund's Shareholders"), Acquiring Class shares received by such Acquired Fund pursuant to Section 1.1 in exchange for each such shareholder's interest in each Corresponding Acquired Class evidenced by such shareholder's shares of beneficial interest in each Acquired Fund. Such liquidation and distribution will be accomplished by opening accounts on the books of each Acquiring Fund in the names of each Acquired Fund's Shareholders and transferring the shares credited to the account of each Acquired Fund on the books of the corresponding Acquiring Fund. Each account opened shall represent the respective pro rata number of Acquiring Class

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

shares due each Acquired Fund Shareholder. Fractional shares of each Acquiring Class shall be rounded to the nearest thousandth of one share. All issued and outstanding shares of each Acquired Fund shall simultaneously be cancelled on the books of the Acquired Fund.

          1.5 No Issuance of Certificates. None of the Acquiring Funds will issue certificates representing its Acquiring Class shares issued in connection with the exchange described in Section 1.1 hereof.

          1.6 Transfer Agent's Records. Ownership of Acquiring Class shares will be shown on the books of Strategic Trust's transfer agent. Acquiring Class shares will be issued in the manner described in the then-effective Prospectus and Statement of Additional Information of Strategic Trust relating to Acquiring Class shares.

          1.7 Transfer Taxes. Any transfer taxes payable upon the issuance of Acquiring Class shares in a name other than the registered holder of the shares on the books of each Acquired Fund as of the time of issuance shall be paid by the person to whom such shares are to be issued as a condition of such transfer.

          1.8 Reporting Responsibilities of each Acquired Fund. Any reporting obligations relating to an Acquired Fund are and shall remain the responsibility of Touchstone Trust up to and including the Closing Date and such later date on which each Acquired Fund is liquidated and Touchstone Trust is dissolved.

          1.9 Operating Plan. From and after the Closing Date, the rights and privileges of the Class A and Class C shares of each Acquiring Fund shall be determined under the provisions of Massachusetts law, Strategic Trust's Declaration of Trust, as amended from time to time, Strategic Trust's Bylaws and the operating plan adopted by Strategic Trust's Board of Trustees which establishes policies and procedures for allocating income and expenses between

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each  Acquiring  Fund's Class A shares and Class C shares which further  defines the relative voting rights of the Class A and Class C shares and which otherwise delineates the relative rights, privileges and liabilities of the Class A and Class C shares.

     2.   Valuation.

          2.1 Net Asset Value of each Acquired Fund. The value of the net assets to be acquired by each Acquiring Fund hereunder shall be the value of the Assets of the corresponding Acquired Fund, less the Liabilities of such Acquired Fund, and shall be computed at the time and in the manner set forth in Strategic Trust's then-current Prospectus and Statement of Additional Information on the Closing Date or such other date as the parties may agree in writing (such time and date being hereinafter called the "Valuation Date").

          2.2 Exchange Ratio. [DEFINE EXCHANGE RATIO AT NAV]

          2.3 Documentation. All computations of value shall be made by [Countrywide] in accordance with its regular practice as pricing agent for Strategic Trust. In addition, Touchstone Trust shall furnish to Strategic Trust within 60 days of the Closing Date a statement of each Acquired Fund's assets and liabilities as of the Effective Time, which statement shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be certified by the Treasurer of Touchstone Trust. In addition, Touchstone Trust shall supply to Strategic Trust in such form as is reasonably satisfactory to Strategic Trust, a statement of earnings and profits of each Acquired Fund for federal income tax purposes which may be carried over to the shares of each Acquiring Class as a result of Section 381 of the Code. This statement shall be provided within 180 days of the Closing Date.

     3.   Closing and Closing Date.

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          3.1  Establishment  of Closing  Dates;  Description  of  Closing.  The
"Closing Date" shall be the next full business day following the Valuation Date or such later date as the parties may agree in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the last business day immediately preceding the Closing Date (the "Effective Time"), unless otherwise provided. The Closing shall be held on the Closing Date at 9:00 a.m. at the principal offices of Frost & Jacobs LLP, or such other time and/or place as the parties may agree.

          3.2 Deliveries by Transfer Agent. Investors Bank & Trust Company, as custodian for Touchstone Trust shall deliver at the Closing a certificate of an authorized officer stating that: (a) each Acquired Fund's portfolio securities, cash and any other assets shall have been delivered in proper form to Strategic Trust on the Closing Date; and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made in connection with the delivery of portfolio securities.

          3.3 Closing of New York Stock Exchange. In the event that on the Valuation Date: (a) the New York Stock Exchange is closed to trading or trading thereon is restricted; or (b) trading or the reporting of trading on said Exchange or elsewhere is disrupted so that accurate appraisal of the value of the total net assets of each Acquired Fund is impracticable, then the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

          3.4 List of each Acquired Fund's Shareholders. Touchstone Trust shall deliver at the Closing a list of names and addresses of the shareholders of each Acquired Fund and the class, number and percentage ownership of outstanding shares owned by each such

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shareholder,  all as of the  Effective  Time,  certified  by  the  Secretary  or
Assistant Secretary of Touchstone Trust. Strategic Trust shall issue and deliver to said Secretary or Assistant Secretary of Touchstone Trust a confirmation evidencing Acquiring Class shares to be credited to the corresponding Acquired Fund as soon as practicable after the Closing, or provide other evidence satisfactory to Touchstone Trust that such Acquiring Class shares have been credited to the account of the corresponding Acquired Fund on the records of Strategic Trust's transfer agent maintained with respect to the Acquiring Class shares. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts or other transfer documents as such other party may reasonably request.

     4.   Representations and Warranties.

          4.1 Touchstone Trust, on behalf of each Acquired Fund, represents and warrants to Strategic Trust, on behalf of each Acquiring Fund, as follows:

               (a) Touchstone Trust is a voluntary association with transferable shares of the type commonly referred to as a Massachusetts business trust, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts;

               (b) Touchstone Trust is registered as an investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act is in full force and effect;

               (c) The current prospectus and statement of additional information of Touchstone Trust relating to the Acquired Funds conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any

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untrue  statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (d) Touchstone Trust is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of its Declaration of Trust or By-Laws, as each may have been amended to the date hereof, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Touchstone Trust is a party or by which it is bound;

               (e) Touchstone Trust has no material contracts or other commitments (other than this Agreement) which, if terminated prior to the Closing Date, would result in an additional liability of any of the Acquired Funds;

               (f) No litigation or administrative proceedings or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against Touchstone Trust or any Acquired Fund or any of their respective properties or assets which, if adversely determined, would materially and adversely affect their financial condition or the conduct of their business. Touchstone Trust knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially or adversely affects its business or its ability to consummate the transactions herein contemplated.

               (g) At the Closing Date, all federal and other tax returns and reports of the Acquired Funds required by law to have been filed by such date shall have been filed, and all federal and other taxes shall have been paid so far as due, or provisions shall have been made for

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the payment thereof and, to the best of Touchstone  Trust's  knowledge,  no such return is currently under audit and no assessment has been asserted with respect to such returns;

               (h) The Touchstone Trust's Financial Statements, copies of which have been previously delivered to Strategic Trust, fairly present the financial positions of each Acquired Fund as of the Fund's most recent fiscal year-end and the results of the Fund's operations and changes in the Fund's net Assets for the periods indicated. The Touchstone Trust's Financial Statements are in accordance with generally accepted accounting principals consistently applied. For purposes of this Agreement, the Financial Statements include the audited financial statements of each Acquired Fund for its most recently completed fiscal year and, if applicable, the un-audited financial statements of each Acquired Fund for its most recently completed semi-annual period.

               (i) For each fiscal year of its operation each of the Acquired Funds has (i) met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and (ii) been treated as a separate corporation for federal income tax purposes pursuant to Section 851(h) of the Code, and (iii) each of the Acquired Funds intends to be so treated as a separate corporation and meet such qualification requirements for its current taxable year;

               (j) All issued and outstanding shares of each Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof (recognizing that, under Massachusetts law, each Acquired Fund's Shareholders could, under certain circumstances, be held personally liable for obligations of the respective Acquired Fund);

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               (k) At the  Closing  Date,  Touchstone  Trust,  on  behalf of the
Acquired Funds, will have good and marketable title to the Assets to be transferred to the Acquiring Funds pursuant hereto and full right, power and authority to sell, assign, transfer and deliver such Assets hereunder and, upon delivery and payment for such Assets, the Acquiring Funds will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Funds.

               (l) The execution, delivery and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Touchstone Trust's Board of Trustees, and on the date hereof and on the Closing Date this Agreement will constitute a valid and binding obligation of Touchstone Trust on behalf of each respective Acquired Fund enforceable against Touchstone Trust in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general principles of equity;

               (m) On the Closing Date, the performance of this Agreement shall have been duly authorized by all necessary action by the shareholders of each Acquired Fund.

               (n)  Since  the  date  of  the   Touchstone   Trust's   Financial
Statements, there has been no material adverse change in the financial condition, result of operations, business, properties or Assets of any Acquired Fund.

          4.2 Strategic Trust, on behalf of each Acquiring Fund, represents and warrants to Touchstone Trust on behalf of each Acquired Fund as follows:

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               (a) Strategic Trust is a voluntary  association with transferable shares of the type commonly referred to as a Massachusetts business trust, duly organized, validly existing in good standing under the laws of the Commonwealth of Massachusetts;

               (b) Strategic Trust is registered as an investment company classified as a management company of the open-end type and its registration with the Commission as an investment company under the 1940 Act, is in full force and effect;

               (c) The current prospectus and statement of additional information of Strategic Trust relating to the Acquiring Funds conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (d) Strategic Trust is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of its Declaration of Trust or By-Laws, as each may have been amended to the date hereof, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Strategic Trust is a party or by which it is bound;

               (e) Strategic Trust has no material contracts or other commitments (other than by this Agreement) which, if terminated prior to the Closing Date, would result in an additional liability of any of the Acquiring Funds;

               (f) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against Strategic Trust or any Acquiring Fund or any of their respective properties or assets which, if adversely determined, would materially and adversely affect their financial condition or

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

the conduct of their business. Strategic Trust knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially or adversely affects its business or its ability to consummate the transactions herein contemplated;

               (g) At the Closing Date, all federal and other tax returns and reports of the Acquiring Funds required by law to have been filed by such date shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of Strategic Trust's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

               (h) For each fiscal year of its operation, each of the Acquiring Funds has (i) met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and (ii) been treated as a separate corporation for federal income tax purposes pursuant to Section 851(h) of the Code, and each of the Acquiring Funds intends to be so treated as a separate corporation and meet such qualification requirements for its current taxable year;

               (i) All issued and outstanding shares of each Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof (recognizing that, under Massachusetts law, each Acquiring Fund's Shareholders could, under certain circumstances, be held personally liable for obligations of the respective Acquiring Fund);

               (j) The execution, delivery and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of the Strategic Trust's Board of Trustees, and on the date hereof and on the Closing Date this Agreement will

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

constitute a valid and binding obligation of Strategic Trust on behalf of each respective Acquiring Fund enforceable against Strategic Trust in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general principles of equity.

               (k) Since [_________________], there has been no material adverse change in the financial condition, business, properties or Assets of any Acquiring Fund.

     5.   Conditions Precedent to Obligations of the Parties.

          5.1 Representations and Warranties. All representations and warranties of each of Strategic Trust and Touchstone Trust set forth herein shall be true and correct in all material respects as of the date hereof and, except as may be affected by the transactions contemplated by this Plan, as of the Effective Time with the same force and effect as if made on and as of the Effective Time.

          5.2 Approval of Plan by Shareholders of Each Acquired Fund. This Plan and the transactions contemplated hereby shall have been approved by the requisite vote of the holders of the outstanding shares of each Acquired Fund in accordance with the provisions of the law of business trusts of the Commonwealth of Massachusetts, the provisions of the 1940 Act and the provisions of Touchstone Trust's Declaration of Trust and By-laws;

          5.3 No Adverse Actions. On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Plan or the transactions contemplated hereby;

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

          5.4 Consents and Approvals.

               (a) All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including "no-action" positions of such federal or state authorities) deemed necessary by Strategic Trust or Touchstone Trust to permit consummation, in all material respects, of the transactions contemplated hereby, shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of any Acquired Fund or any Acquiring Fund, provided that either party hereby may for itself waive any such conditions; and

               (b) The Board of Trustees of Strategic Trust and Touchstone Trust shall have approved the terms of the Reorganization and this Plan and shall have determined that (i) participation by the Acquiring Funds and the Acquired Funds, respectively, in the Reorganization is in the best interests of such Funds, (ii) the interests of existing shareholders of each of the Acquiring Funds and the Acquired Funds, respectively, will not be diluted as a result of the
Reorganization, (iii) the terms of the Reorganization, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person, and (iv) the Reorganization is consistent with the policies of Strategic Trust and Touchstone Trust, respectively, as recited in its respective registration statement and reports filed under the 1940 Act.

          5.5 Effectiveness of Registration Statement on Form N-14; Exemptive Order. A Registration Statement on Form N-14 relating to each Acquiring Class shares issuable hereunder, including the combined Proxy Statement of each Acquired Fund and the Prospectus of Strategic Trust (relating to the Acquiring Class shares issuable pursuant to the terms of this

Plan) constituting a part thereof, shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. Additionally, in response to an application for exemption to be submitted by Strategic Trust, Touchstone Trust and certain affiliated persons, the Commission shall have issued an order exempting Strategic Trust, Touchstone Trust and the other applicants from certain provisions of the 1940 Act or the issues raised in the application shall have otherwise been resolved to the mutual satisfaction of the parties.

          5.6 Tax Opinions. Each of Strategic Trust and Touchstone Trust shall have obtained an opinion of Frost & Jacobs LLP, legal counsel to Strategic Trust and Touchstone Trust, in form and substance reasonably satisfactory to their respective Boards, to the effect that:

               (a) The transfer of all of an Acquired Fund's Assets solely in exchange for the corresponding Acquiring Class shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund, and the distribution of such Acquiring Class shares to the shareholders of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368 (a)(1)(C) of the Code and the Acquiring Fund and the Acquired Fund are each a "party to a reorganization" within the meaning of Section 368(b) of the Code;

               (b) No gain or loss will be recognized by an Acquired Fund upon the transfer of the Acquired Fund's Assets to the corresponding Acquiring Fund in exchange for the Acquiring Class shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund or upon the distribution (whether actual or constructive) of the Acquiring Class shares to the Acquired Fund's Shareholders in exchange for their shares of the Acquired Fund;

               (c) The tax basis of each Acquired Fund's Assets acquired by an Acquiring Fund will be the same to the Acquiring Fund as the tax basis of such Assets to the Acquired Fund immediately prior to the Reorganization, and the holding period of the Assets of each Acquired Fund in the hands of the corresponding Acquiring Fund will include the period during which those assets were held by the Acquired Fund;

               (d) No gain or loss will be recognized by an Acquiring Fund upon the receipt of the Assets of an Acquired Fund solely in exchange for the Acquiring Class shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund;

               (e) No gain or loss will be recognized by shareholders of any Acquired Fund upon the distribution of the Acquiring Class shares to such shareholders, provided such shareholders receive solely such Acquiring Class shares (including fractional shares) in exchange for their Corresponding Acquired Class shares; and

               (f) The aggregate tax basis for the Acquiring Class shares, including any fractional shares, received by each shareholder of each Acquired Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the Corresponding Acquired Class shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Class shares, including any fractional shares, to be received by each shareholder of the Acquired Fund will include the period during which the Corresponding Acquired Class shares exchanged therefor were held by such shareholder (provided that the Corresponding Acquired Class shares were held as a capital asset on the date of the Reorganization).

     6.   Expenses.

          The expenses incurred in connection with the entering into and carrying out the provisions of this Plan will be borne and paid by Touchstone Advisors, Inc., and not by each Acquiring Fund or each Acquired Fund.

     7.   Termination.

          7.1 Mutual Agreement. This Plan may be terminated by the mutual agreement of Strategic Trust and Touchstone Trust.

          7.2 Material Breach. In addition, either Strategic Trust or Touchstone Trust may, at its option, terminate this Plan at or prior to the Closing Date on account of a material breach by the other of any agreement contained herein to be performed by such other party at or prior to the Closing Date.

          7.3 Failure of Condition Precedent. In addition, either Strategic Trust or Touchstone Trust may, at its option, terminate this Plan at or prior to the Closing Date on account of a condition herein expressed to be precedent to the obligation of such party which has not been met and which appears cannot reasonably, or will not, be met.

          7.4 Effects of Termination. In the event of any such termination, there shall be no liability for damage on the part of Strategic Trust or Touchstone Trust or their respective Trustees or officers.

     8. Limitation on Liabilities. The obligations of Strategic Trust, Touchstone Trust and each Fund shall not bind any of the trustees, shareholders, nominees, officers, agents, or employees of Strategic Trust or Touchstone Trust personally, but shall bind only the Assets and property of the Acquiring Funds and the Acquired Funds. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Assets and the property of the Acquiring Funds or the Acquired Funds, as appropriate.

     9.   Amendment.

          This Plan may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties hereto; provided, however, that following the meeting of the shareholders of each Acquired Fund described in Section 5.2 of this Plan, no such amendment may have the effect of changing the provisions for determining the number of shares of each corresponding Acquiring Class shares to be issued to an Acquired Fund's Shareholders under this Plan to the detriment of such shareholders without their further approval.

     10.  Miscellaneous.

          10.1 Headings. The section headings contained in this Plan will have reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

          10.2 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed on its behalf by its duly authorized officer as of the day and year first written above.

                                        TOUCHSTONE SERIES TRUST

                                        By: /s/
                                            ---------------------------------
                                            Robert H. Leshner, President


                                        COUNTRYWIDE STRATEGIC TRUST

                                        By: /s/
                                            ---------------------------------
                                            Robert H. Leshner, President


                                        TOUCHSTONE ADVISORS, INC.
                                        (SOLELY TO EVIDENC+E ITS CONCURRENCE
                                        WITH SECTION 6 HEREOF)

                                        By: /s/
                                            ---------------------------------
                                                              , President

                                   SCHEDULE A

I.   CORRESPONDING CLASSES TABLE

     Acquiring Fund Classes                  Corresponding Acquired Fund Classes
     ----------------------                  -----------------------------------

     Emerging Growth Fund                    Emerging Growth Fund
              A Shares                                A Shares
              C Shares                                C Shares

     International Equity Fund               International Equity Fund
              A Shares                                A Shares
              C Shares                                C Shares

     Value Plus Fund                         Value Plus Fund
              A Shares                                A Shares
              C Shares                                C Shares

     Value Plus Fund                         Growth & Income Fund
              A Shares                                A Shares
              C Shares                                C Shares